UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-4743 (Commission File Number)	11-1362020 (I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 18, 2017, Standard Motor Products, Inc. (the “Company”) held its Annual Meeting of Stockholders. The Company is providing the following information regarding the results of the matters voted on by stockholders at the Annual Meeting:

(a)	Election of eleven Directors to serve for the ensuing year and until their successors are elected:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
John P. Gethin	19,908,150	606,306	1,794,060
Pamela Forbes Lieberman	20,323,086	191,370	1,794,060
Patrick S. McClymont	20,334,528	179,928	1,794,060
Joseph W. McDonnell	20,322,205	192,251	1,794,060
Alisa C. Norris	20,322,019	192,437	1,794,060
Eric P. Sills	20,323,479	190,977	1,794,060
Lawrence I. Sills	19,894,718	619,738	1,794,060
Frederick D. Sturdivant	20,289,723	224,733	1,794,060
William H. Turner	20,241,792	272,664	1,794,060
Richard S. Ward	20,270,829	243,627	1,794,060
Roger M. Widmann	20,309,125	205,331	1,794,060

(b)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

Votes For	Votes Against	Abstain
22,252,220	51,487	4,809

(c)	Approval of a non-binding, advisory resolution on the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
20,086,138	389,594	38,724	1,794,060

(d)	Approval of a non-binding, advisory resolution on the frequency of future advisory votes on the compensation of our named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
16,363,079	23,930	4,077,098	50,349	1,794,060

Based on these results, the Board has determined to accept our stockholders expressed preference for an annual vote on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ James J. Burke
James J. Burke
Executive Vice President Finance,
Chief Financial Officer

Date: May 24, 2017